                                                                      Exhibit 21


                   SUBSIDIARIES OF DIAMETRICS MEDICAL, INC.



     The Company's consolidated subsidiaries are shown below, together with the percentage of voting securities owned and the state or jurisdiction of each subsidiary:



                                               Percentage of
                                             Outstanding Voting
Subsidiaries                                  Securities Owned
------------                                  ----------------

Diametrics Medical, Ltd.                            100%
(United Kingdom)